Exhibit 99.1

AtriCure Announces Proposed Public Offering of Common Stock

MASON, Ohio—(BUSINESS WIRE)—May 11, 2020— AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced it has commenced a proposed underwritten public offering in which it expects to issue and sell approximately $100 million of shares of its common stock pursuant to its existing automatic shelf registration statement. In connection with this offering, AtriCure plans to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of the shares of its common stock at the public offering price less the underwriting discounts and commissions. AtriCure intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include repayment of debt or long-term liabilities, and other potential corporate or market development activities.

J.P. Morgan and Piper Sandler are acting as joint book-running managers for the offering. Canaccord Genuity, Needham & Company, Stifel, SVB Leerink and BTIG are acting as co-managers. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

The securities described above are being offered by AtriCure pursuant to an automatic shelf registration statement previously filed with the Securities and Exchange Commission (SEC) on March 1, 2019. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements relating to AtriCure’s expectations regarding the completion, timing and size of the proposed public offering and use of proceeds. These statements are subject to significant risks and uncertainties; actual results could differ materially from those projected and AtriCure cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that AtriCure will be able to complete the public offering on the anticipated terms, or at all. Risks and uncertainties relating to AtriCure and its business can be found in AtriCure’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC which contain risk factors. Risk factors are also contained in the preliminary prospectus supplement filed with the SEC with respect to the offering. AtriCure undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in AtriCure’s expectations or otherwise.

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Source: AtriCure, Inc.

AtriCure, Inc.

Andy Wade, 513-755-4564

Chief Financial Officer

awade@atricure.com

Gilmartin Group

Lynn Pieper Lewis, 415-937-5402

Investor Relations

lynn@gilmartinir.com